CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of Pilgrim Government Securities Income Fund, Inc. on Form N-14 of our report dated February 5, 1999, on our audit of the financial statements and financial highlights of The Northstar Funds, which report is included in the Annual Report to Shareholders for the year ended December 31, 1998, which is also incorporated by reference into this Registration Statement.

We also consent to the reference to our firm under the caption "Financial Highlights" in Appendix B to this Registration Statement.


                                        PricewaterhouseCoopers LLP


New York, New York
December 20, 1999